UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2009
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 14, 2009, Motorcar Parts of America, Inc. (the “Registrant”) entered into a Fifth Amendment, dated as of April 6, 2009, to its Amended and Restated Credit Agreement (as amended to date, the “Credit Agreement”) with Union Bank, N.A., formerly known as Union Bank of California, N.A. (the “Bank”). The Fifth Amendment provides, among other things, that the Registrant may use usance (deferred payment) letters of credit issued by the Bank on behalf of the Registrant and that such commercial letters of credit issued by the Bank on behalf of the Registrant shall not have expiration dates more than 180 days after the dates of issuance nor expire more than 180 days after the Revolving Credit Commitment Termination Date (as defined in the Credit Agreement). The Fifth Amendment also provides that in the event that the Registrant enters into any agreement for the purchase of the Registrant’s accounts receivable, the Registrant shall, as has been its practice, instruct the purchaser of its accounts receivable to remit any payment for such accounts receivables directly to the Registrant’s account at the Bank.
     A copy of the Fifth Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 6, 2009, between Motorcar Parts of America, Inc. and Union Bank, N.A. (formerly known as Union Bank of California, N.A.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: April 15, 2009	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX
10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 6, 2009, between Motorcar Parts of America, Inc. and Union Bank, N.A. (formerly known as Union Bank of California, N.A.)